Exhibit 10.2
RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO THE
ICHOR HOLDINGS, LTD. 2025 OMNIBUS INCENTIVE PLAN
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First Name:
Last Name:
Participant ID:
Grant Number:
Grant Date:
Shares Granted:
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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Ichor Holdings, Ltd., a Cayman Islands exempted company (the “Company”), and the Participant specified above, pursuant to the Ichor Holdings, Ltd. 2025 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2. Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

Exhibit 10.2
3. Vesting.
Subject to the provisions of Section 3(b) hereof, the RSUs subject to this Award shall become vested as follows, provided that the Participant has not incurred a Termination of Service prior to each such vesting date:

Vesting Date	Shares

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.
(b) Forfeiture. Subject to the Committee’s discretion to accelerate vesting hereunder, all unvested RSUs shall be immediately forfeited upon the Participant’s Termination of Service for any reason other than death.
(c) Accelerated Vesting. In the event of the Participant’s Termination of Service due to death, one hundred percent (100%) of any unvested RSUs subject to this Award shall vest in full as of the date of such Termination of Service.
4. Delivery of Shares.
(a) General. Subject to the provisions of Section 4(b) hereof, within thirty (30) days following the vesting of the RSUs, the Participant shall receive the number of Shares that correspond to the number of RSUs that have become vested on the applicable vesting date; provided that the Participant shall be obligated to pay to the Company the aggregate par value of the Shares to be issued within ten (10) days following the issuance of such Shares unless such Shares have been issued by the Company from the Company’s treasury.
(b) Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) March 15th of the calendar year following the calendar year in which the RSU vested.

Exhibit 10.2
5. Dividends; Rights as Stockholder. Cash dividends on Shares issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in Shares and shall be held uninvested and without interest and paid in cash at the same time that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such stock dividends shall be held unvested without interest or earnings and be paid in Shares at the same time that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a stockholder of the Company with respect to any Shares covered by any RSU unless and until the Participant has become the holder of record of such Shares.
6. Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested Shares issuable hereunder.
7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. Any minimum statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or Shares otherwise deliverable to the Participant hereunder.
9. Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.
10. Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:
(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.

Exhibit 10.2
(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Shares issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register such Shares (or to file a “re-offer prospectus”).
(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Shares of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the Shares issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.
11. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
12. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
13. No Right to Employment. Any questions as to whether and when there has been a Termination of Service and the cause of such Termination of Service shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
14. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
15. Compliance with Laws. The grant of RSUs and the issuance of Shares hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any Shares pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

Exhibit 10.2
16. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.
17. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
19. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
20. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
21. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
22. Nonsolicitation. During the Participant’s employment or service with the Company and for a period of one year thereafter, the Participant agrees that the Participant shall not, except in the furtherance of the Participant’s duties hereunder, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, aid or induce any employee, representative or agent of the Company or any of its direct affiliates to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company, or hire or retain any such employee, representative or agent, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent. An employee, representative or agent shall be deemed covered by this Section 22 while so employed or retained and for a period of six (6) months thereafter.

Exhibit 10.2
23. Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment or clawback policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or any other Applicable Law. The Participant’s acceptance of this Award will constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of any Company recoupment, clawback or similar policy that may apply to the Participant and this Award, whether adopted before or after the Effective Date or Grant Date (whether though clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance therewith) and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation or other similar action, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

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Exhibit 10.2
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ICHOR HOLDINGS, LTD.
Name: Jeffrey Andreson
Title: Chief Executive Officer

PARTICIPANT
This Agreement to be fully executed upon grant acceptance in E-Trade.
First Name:
Last Name: